Exhibit 99.1

Communications Systems, Inc., Subsidiary Suttle, Inc. Sells the Remainder of its Business Lines to Oldcastle Infrastructure, Inc.

Minnetonka, MN – March 11, 2020 --- Communications Systems, Inc. (NASDAQ: JCS) (“CSI” or the “Company”), an IoT intelligent edge products and services company, today announced that its wholly-owned subsidiary Suttle, Inc. (“Suttle”) has sold the remainder of its Suttle business lines, including the SoHoTM, MediaMAXTM, and SpeedStarTM brands and inventory as well as working capital, certain capital equipment and customer relationships to Oldcastle Infrastructure, Inc. an industry leader in engineered building solutions.  The acquired Suttle business lines will become part of Oldcastle’s wholly owned subsidiary, Primex Technologies, Inc. (“Primex”), a leading provider of indoor and outdoor enclosure solutions to the smart home and telecommunications industries.

Roger Lacey, CEO of CSI noted, “In 2019, we continued to transform CSI deploying many of our resources to faster-growing and higher-margin solutions for IoT, network edge management and cloud services, moving away from passive telecom products that are no longer strategically significant to our new business model.  This transaction, along with the sale of Suttle’s FutureLinkTM product line in April 2019, is another important step towards our goal of fully transforming CSI into an IoT network intelligence, edge connectivity and infrastructure services company.”

“We are pleased to have concluded this strategic acquisition,” said Bob Smart, President and CEO of Primex Technologies Inc. “ The addition of the Suttle in-premise enclosure products and accessories will further complement Primex’s position as a leader in the growing connected-home marketplace. This acquisition allows us to diversify our offerings to existing customers while providing additional access to new customers in the telecommunications space.”

Financial details of the acquisition were not disclosed.

Advisors

Northland Capital Markets served as financial advisor to Suttle and CSI in connection with the transaction.  Ballard Spahr LLP served acted as legal counsel to Suttle, Inc. and Communications Systems, Inc.  Polsinelli PC served as legal counsel to Oldcastle.

Additional Information

Communications Systems, Inc. will provide additional information about the transaction, including pro forma financial information giving effect to the transaction, in future Form 8-K and Form 10-K filings with the Securities and Exchange Commission.

About Communications Systems

Communications Systems, Inc., an IoT intelligent edge products and services company, provides connectivity infrastructure and services for global deployments of broadband networks. Focusing on innovative, cost-effective solutions, CSI provides customers the ability to deliver, manage, and optimize their broadband network services and architecture. From the integration of fiber optics in any application and environment to efficient home voice and data deployments to optimization of data and application access, CSI provides tools for maximum utilization of the network from the edge to the user. With partners and customers in over 50 countries, CSI has built a reputation as a reliable global innovator focusing on quality and customer service. CSI operates three business units: Transition Networks, Net2Edge and JDL Technologies.  For more information visit: commsysinc.com.

Forward Looking Statement

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Communications Systems’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements here due to changes in economic, business, competitive or regulatory factors, and other risks and uncertainties affecting the operation of Communications Systems’ business. These risks, uncertainties and contingencies are presented in the Company’s Annual Report on Form 10-K and, from time to time, in the Company’s other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the Company’s financial results in any particular period may not be indicative of future results. Communications Systems is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contacts:

Communications Systems, Inc.	The Equity Group Inc.
Mark D. Fandrich	Lena Cati
Chief Financial Officer	Vice President
952-582-6416	212-836-9611
mark.fandrich@commsysinc.com	lcati@equityny.com

Roger H. D. Lacey	Devin Sullivan
Chief Executive Officer	Senior Vice President
952-996-1674	212-836-9608
dsullivan@equityny.com